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                                                          EXHIBIT 5.1

AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214)969-2800 / fax: (214)969-4343
www.akingump.com

September 12, 2003


Westport Resources Corporation
1670 Broadway
Suite 2800
Denver, Colorado  80202-4800

Re: Registration Statement on Form S-4, File No. 333-105834

Ladies and Gentlemen:

We have acted as counsel to Westport Resources Corporation, a Nevada corporation (the "COMPANY"), WHG, Inc., a Delaware corporation ("WHG"), WHL, Inc., a Delaware corporation ("WHL"), Westport Canada LLC, a Delaware limited liability company ("WCLLC"), Westport Field Services, LLC, a Delaware limited liability company ("WFSLLC"), Westport Oil and Gas Company, L.P., a Delaware limited partnership ("WOGCLP," and together with WHG, WHL, WCLLC and WFSLLC, the "DELAWARE SUBSIDIARY GUARANTORS"), Westport Finance Co., a Wyoming corporation, Westport Overriding Royalty LLC, a Colorado limited liability company, Westport Argentina LLC, a Colorado limited liability company, Horse Creek Trading & Compression Company LLC, a Colorado limited liability company, and Jerry Chambers Exploration Company, a Colorado general partnership (all of the foregoing, other than the Company, collectively, the "SUBSIDIARY GUARANTORS"), in connection with the registration, pursuant to a registration statement on Form S-4 (as may be amended from time to time, the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of (i) the proposed offer by the Company to exchange (the "EXCHANGE OFFER") up to $125,000,000 of its 8 1/4% Senior Subordinated Notes Due 2011 issued in a private offering on April 3, 2003 (the "OLD NOTES") for an equal principal amount of its 8 1/4% Senior Subordinated Notes Due 2011 to be registered under the Act (the "EXCHANGE NOTES") and (ii) the guaranty of the Exchange Notes by each Subsidiary Guarantor.

The Old Notes have been, and the Exchange Notes will be, issued pursuant to that certain Indenture, dated as of November 5, 2001, among the Company, the subsidiary guarantors from time to time parties thereto and The Bank of New York, as trustee (the "TRUSTEE") (the "ORIGINAL INDENTURE"), as supplemented by the First Supplemental Indenture thereto, dated as of December 31, 2001 (the "FIRST SUPPLEMENTAL INDENTURE"), the Second Supplemental Indenture thereto, dated as of December 17, 2002 (the "SECOND SUPPLEMENTAL INDENTURE"), and the Third Supplemental Indenture thereto, dated as of April 3, 2003 (the "THIRD SUPPLEMENTAL INDENTURE"). The Original Indenture, as supplemented by the First Supplemental Indenture, the

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September 12, 2003

Second Supplemental Indenture and the Third Supplemental Indenture, is referred to herein as the "INDENTURE." The Indenture and the Exchange Notes are referred to herein as the "TRANSACTION DOCUMENTS."

We have examined originals or certified copies of such corporate, limited liability company or partnership records of the Company and the Subsidiary Guarantors, as applicable, and other certificates and documents of officials of the Company and the Subsidiary Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.


Our opinions set forth below necessarily are dependent upon matters of law governed by the laws of the States of Nevada, Wyoming and Colorado. We are not licensed to practice law in those jurisdictions and we express no opinions under the laws of those jurisdictions. Accordingly, in rendering our opinions we have assumed the necessary legal conclusions under the laws of those jurisdictions. In determining whether such assumptions are justifiable, we note that you have received opinion letters of even date herewith from Woodburn and Wedge of Reno, Nevada, Brown Drew & Massey LLP of Casper Wyoming and Howard L. Boigon, Esq., Vice President, General Counsel and Secretary of the Company, of Denver, Colorado, which are being filed as Exhibits 5.2, 5.3 and 5.4, respectively, to the Registration Statement. These opinion letters address matters of Nevada, Wyoming and Colorado law, respectively, that have been assumed in this opinion letter. Based on the foregoing, we have assumed with respect to all parties to the Transaction Documents other than the Delaware Subsidiary Guarantors (the "OTHER PARTIES") that: (i) each Other Party is a natural person or is an entity other than a natural person that had and has, as applicable, the corporate or other power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby, (ii) each Other Party has taken all necessary corporate or other action to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby and (iii) each of the Transaction Documents has been duly executed and delivered by each Other Party that is a party thereto. In addition, we have assumed that the Indenture constitutes the legal, valid and binding obligation of all persons or entities that are parties thereto other than the Company and the Subsidiary Guarantors, enforceable against such persons or entities in accordance with its terms.

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September 12, 2003

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

         1. Each Delaware Subsidiary Guarantor had and has, as applicable, all power and authority necessary to execute and deliver the Indenture and to perform its obligations thereunder.

         2. The Original Indenture has been duly authorized, executed and delivered by WCLLC. The First Supplemental Indenture has been duly authorized, executed and delivered by each Delaware Subsidiary Guarantor, other than WFSLLC. Each of the Second Supplemental Indenture and the Third Supplemental Indenture has been duly authorized, executed and delivered by each Delaware Subsidiary Guarantor.

         3. The Indenture is a valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms.

         4. The Exchange Notes, when executed by the Company, authenticated by the Trustee and delivered and exchanged for Old Notes in accordance with the Indenture and the Exchange Offer, (i) will be entitled to the benefits of the Indenture and (ii) will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.


The opinions and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to any laws other than (i) any published constitutions, treaties, laws, rules and regulations and judicial and administrative decisions ("LAWS") of the State of New York, (ii) the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws, and (iii) the federal securities Laws of the United States of America.

         B. The opinions expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally including court decisions interpreting such Laws; (ii) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the power of the courts to award

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September 12, 2003

                  damages in lieu of equitable remedies; and (iv) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

         C.       We express no opinion as to the enforceability of Sections
                  6.12 and 13.10 of the Indenture.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Sincerely,



/s/ AKIN GUMP STRAUSS HAUER & FELD LLP